UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2024

Titan Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13341	94-3171940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 East 53rd St., Suite 3001, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(786) 769-7512
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TTNP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Change in Registrant’s Certifying Accountant.

The Audit Committee of Titan Pharmaceuticals, Inc. (the “Company”) recently completed a selection process to determine the Company’s independent registered public accounting firm. As a result of this process, the Audit Committee approved the appointment of Enrome LLP (“Enrome”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to satisfactory completion of standard engagement acceptance procedures, and the Company entered into an engagement letter with Enrome on December 3, 2024.

During the fiscal years ended December 31, 2023 and 2022, and through the effective date of Enrome’s engagement, neither the Company nor anyone acting on its behalf consulted Enrome regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and Enrome did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) on accounting principles or practices, financial statement disclosure or auditing scope or procedures or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2024, the Company appointed Chay Weei Jye as the Company’s Chief Executive Officer by the Company’s Board of Directors, effective December 2, 2024.

Mr. Chay, age 52, has served as the Chief Technology Officer of Zchwantech, a privately held IT services and consulting company focused on the integration of IT-related products and services for companies inside and outside of Malaysia, since October 2021. Previously, Mr. Chay served as an Enterprise Domain Architect for Affin Bank Berhad from March 2021 to September 2021. In this role, Mr. Chay actively contributed as an IT lead on various request-for-proposal projects pertaining to human capital management, balance sheet management, group compliance, and finance/enterprise resource planning. From November 2019 to March 2021, he served as the Solutions Director for Sigma Info Analytics Data Sdn Bhd (“Sigma”), a Malaysian company in the information and communications technology sectors with a focus on systems, applications, data processing and project management. As Solutions Director for Sigma, Mr. Chay oversaw overall strategic advisory, enterprise architecture and technology solutioning. From April 2018 to May 2019, Mr. Chay served as Deputy General Manager and Technical Architect for UEM Group Brehard, the infrastructure arm and wholly-owned subsidiary of Khazanah Nasional Berhad, the sovereign wealth fund of Malaysia. Prior to UEM Group, Mr Chay also served as a Senior Manager (Solutions Architect) of Malaysian Airlines for 11 years. Mr. Chay has a Bachelor of Computer Science from the Universiti Putra Malaysia located in Serdang, Malaysia

There are no arrangements or understandings between Mr. Chay and any other persons pursuant to which he was selected as Chief Executive Officer. There are no family relationships between Mr. Chay and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titan Pharmaceuticals, Inc.

Dated: December 6, 2024	By:	/s/ Brynner Chiam
		Name:	Brynner Chiam
		Title:	Acting Principal Financial Officer

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